Exhibit 99.1
          TRUST AGREEMENT, dated as of [                                        ], 20[  ] (the “Trust Agreement”), among HYUNDAI ABS FUNDING CORPORATION, a Delaware corporation, as depositor (the “Depositor”), [                                        ], a [Delaware banking corporation] (the “Owner Trustee”), and HYUNDAI MOTOR FINANCE COMPANY, a California corporation, as administrator (the “Administrator”). The Depositor, the Owner Trustee, and the Administrator hereby agree as follows:
          1. The trust created hereby shall be known as “Hyundai Auto Receivables Trust 200[  ]-[  ]” (the “Trust”), in which name the Owner Trustee may conduct the business of the Trust, make and execute contracts, and sue and be sued.
          2. The Depositor hereby assigns, transfers, conveys and sets over to the Owner Trustee the sum of $1. The Owner Trustee hereby acknowledges receipt of such amount in trust from the Depositor, which amount shall constitute the initial trust estate. The Owner Trustee hereby declares that it will hold the trust estate in trust for the Depositor. It is the intention of the parties hereto that the Trust created hereby constitute a statutory trust under Chapter 38 of Title 12 of the Delaware Code, 12 Del. C. § 3801 et seq. and that this document constitute the governing instrument of the Trust. The Owner Trustee is hereby authorized and directed to execute and file a certificate of trust with the Delaware Secretary of State in the form attached hereto as Exhibit A.
          3. The Owner Trustee may resign upon thirty days prior written notice to the Depositor. If no successor has been appointed within such thirty day period, the Owner Trustee may, at the expense of the Trust, petition a court of competent jurisdiction to appoint a successor trustee.
          4. The Depositor, the Owner Trustee, and the Administrator will enter into an amended and restated trust agreement, satisfactory to each such party, to provide for the contemplated operation of the Trust created hereby. Prior to the execution and delivery of such amended and restated trust agreement, the Owner Trustee shall not have any duty or obligation hereunder or with respect to the trust estate, except as otherwise required by applicable law or as may be necessary to obtain prior to such execution and delivery any licenses, consents or approvals required by applicable law or otherwise.
          5. This Trust Agreement may be executed in one or more counterparts, each of which when so executed shall be an original and all of which when taken together shall constitute but one and the same instrument.
          6. THIS TRUST AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.
[SIGNATURE PAGE FOLLOWS]

          IN WITNESS WHEREOF, the parties hereto have caused this Trust Agreement to be duly executed by their respective officers thereunto duly authorized, as of the day and year first above written.

HYUNDAI ABS FUNDING CORPORATION,
as Depositor

By:
`		Name:
Title:

[________________________], as
	Owner	Trustee

By:

Name:
Title:

HYUNDAI MOTOR FINANCE COMPANY,
as Administrator

By:

Name:
Title:

EXHIBIT A
FORM OF CERTIFICATE OF TRUST OF
HYUNDAI AUTO RECEIVABLES TRUST 200[      ]-[      ]
          This CERTIFICATE OF TRUST of HYUNDAI AUTO RECEIVABLES TRUST 200[      ]-[      ] (the “Trust”), is being duly executed and filed by [                                        ], a [Delaware banking corporation], as trustee, to form a statutory trust under the Delaware Statutory Trust Act (12 Del. Code, § 3801 et seq.) (the “Act”).
          1. Name. The name of the statutory trust formed hereby is HYUNDAI AUTO RECEIVABLES TRUST 200[      ]-[      ].
          2. Delaware Trustee. The name and business address of the trustee of the Trust in the State of Delaware is [                                          ], [                                           ], Attention: [                                        ].
          3. Effective Date. This Certificate of Trust shall be effective upon filing with the Secretary of State.
          IN WITNESS WHEREOF, the undersigned, being the sole trustee of the Trust, has executed this Certificate of Trust pursuant to Section 3811(a) of the Act.

[ ], as trustee

By:
Name:
Title: